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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-106007, 333-104828, 333-96541, 333-87736,
333-67370, 333-59380, 33-52252, 33-40294, 33-40295, 33-32875, 033-59009,
333-38055, 333-40681, 333-26979, 333-39238, 333-94367, 033-57583 and 333-86611)
and Form S-3 (File No. 333-111082, 333-104821, 333-67020, 33-55977, 333-91349
and 33-47424) of Johnson & Johnson of our report dated February 28, 2005, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 11, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

New York, New York
March 14, 2005